Exhibit 16.1

September 21, 2018

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read GW Pharmaceuticals plc’s Form 6-K dated September 21, 2018, and we agree with the statements made therein.

Yours truly,

/s/ Deloitte LLP

Deloitte LLP

London, United Kingdom